Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Increases Quarterly Cash Dividend by 3.0%

HOUSTON, August 17, 2021 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced that its board of directors declared a cash dividend of $0.34 per share for the second quarter of 2021.  The dividend, which represents an increase of 3.0 percent, or $0.01 per share, from the first quarter of 2021, will be payable on September 15, 2021, to stockholders of record as of September 1, 2021.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 188 automotive dealerships, 242 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit group1corp.com, group1auto.com, group1collision.com, acceleride.com, facebook.com/group1auto, and twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com